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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-77625 on Form S-8 of On-Site Sourcing, Inc. of our report dated January 31, 2000, except for note 7 which is dated March 1, 2000, relating to the balance sheets of On-Site Sourcing, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-KSB of On-Site Sourcing, Inc.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
March 30, 2000